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Exhibit 7.3

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

UNION BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

94-0304228
I.R.S. Employer Identification No.

120 South San Pedro Street, 4th Floor Los Angeles, California	90012
(Address of principal executive offices)	(Zip Code)

Stephen W. Boughton
Union Bank, National Association
120 South San Pedro Street
Corporate Trust - 4th Floor
Los Angeles, CA 90012
(213) 972-5677
 (Name, address and telephone number of agent for service)

Talisman Energy Inc.
(Issuer with respect to the Securities)

(STATE OF DOMICILE)	(TAXPAYER ID)
Alberta, Canada	98-0361287
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
(ADDRESS)	(ZIP CODE)
Suite 2000, 888-3rd Street S.W. Calgary, Alberta, Canada	T2P 5C5

Senior Debt Securities

(Title of the indenture securities)

 FORM T-1

Item 1.    GENERAL INFORMATION. Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

      Trustee is authorized to exercise corporate trust powers.

Item 2.    AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

        Not Applicable.

        In answering this item, the trustee has relied, in part, upon information furnished by the obligor, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee now in effect.*

  2.
  A copy of the certificate of authority of the Trustee to commence business.*

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

  4.
  A copy of the existing By-Laws of the Trustee.*

  5.
  A copy of each Indenture referred to in Item 4. Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

  7.
  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

  *
  Exhibits 1 through 4 are incorporated herein by reference to Form T-1 as presented in Exhibit 25.1 to registration statement on Form S-3 Registration No. 333-165578 filed with the SEC.

2

 NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 7th day of April, 2014.

Union Bank, National Association
/s/ STEPHEN W. BOUGHTON Stephen W. Boughton Vice President

3

 Exhibit 6

CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT

April 7, 2014

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for debt securities between Talisman Energy Inc. (the "Company") and Union Bank, National Association (the "Trustee"), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank, National Association

By:	/s/ STEPHEN W. BOUGHTON Stephen W. Boughton Vice President

4

 Exhibit 7

CONSOLIDATED REPORT OF CONDITION OF

Union Bank, N.A

of Los Angeles in the State of California, at the close of business December 31, 2013 published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

 BALANCE SHEET

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,898,531
Interest-bearing balances	$4,295,149
Securities:
Held-to-maturity securities	$6,508,803
Available-for-sale securities	$15,733,917
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	$—
Securities purchased under agreements to resell	$10,701
Loans and lease financing receivables:
Loans and leases held for sale	$72,127
Loans and leases, net of unearned income	$67,717,948
LESS: Allowance for loan and lease losses	$556,568
Loans and leases, net of unearned income and allowance	$67,161,380
Trading assets	$851,425
Premises and fixed assets	$687,957
Other real estate owned	$64,644
Investments in unconsolidated subsidiaries and associated companies	$1,173,883
Direct and indirect investments in real estate ventures	$—
Intangible assets:
Goodwill	$3,227,786
Other intangible assets	$289,980
Other assets	$3,310,187

Total assets	$105,286,470

Dollar Amounts In Thousands
LIABILITIES
Deposits:
In domestic offices	$79,621,533
Non-interest-bearing	$26,513,865
Interest-bearing	$53,107,668
In foreign offices, Edge and Agreement subsidiaries, and IBFs	$785,554
Non-interest-bearing	$—
Interest-bearing	$785,554
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	$30,500
Securities sold under agreements to repurchase	$8,234
Trading liabilities	$539,952
Other borrowed money	$6,839,503
Subordinated notes and debentures	$1,468,971
Other liabilities	$1,672,626

Total liabilities	$90,966,873

EQUITY CAPITAL
Perpetual preferred stock and related surplus	$—
Common stock	$604,577
Surplus	$9,810,838
Retained earnings	$4,271,257
Accumulated other comprehensive income	$(619,688)
Other equity capital components	$—

Total bank equity capital	$14,066,984
Noncontrolling (minority) interests in consolidated subsidiaries	$252,613
Total equity capital	$14,319,597

Total liabilities, minority interest, and equity capital	$105,286,470

QuickLinks

  Exhibit 7.3
Senior Debt Securities
FORM T-1
NOTE
SIGNATURE
  Exhibit 6
CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(b) OF THE ACT
April 7, 2014
  Exhibit 7
CONSOLIDATED REPORT OF CONDITION OF Union Bank, N.A
BALANCE SHEET